UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2018

Dorman Products, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-18914	23-2078856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3400 East Walnut Street, Colmar, Pennsylvania 18915

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (215) 997-1800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, Mr. Barton stepped down as President of the Company effective as of August 6, 2018 and will retire as CEO of the Company on December 31, 2018 (the “Separation Date”). On October 25, 2018, the Company and Mr. Barton entered into a Transition Agreement (the “Transition Agreement”). The Transition Agreement provides that, on the condition that Mr. Barton remains employed by the Company through the Separation Date, complies with all of his obligations under the Transition Agreement and his Employment Agreement, and executes (and does not revoke) a waiver and release, the Company will provide Mr. Barton the following:

•

payment of an amount equal to the annual performance-based cash award that would have been payable to Mr. Barton under the Company’s Executive Cash Bonus Plan with respect to fiscal 2018 in the absence of Mr. Barton’s separation, such payment to be calculated in a similar manner, paid at the same time and in the same form as bonuses are paid to other executives under the Company’s Executive Cash Bonus Plan with respect to fiscal 2018, but in no event later than March 15, 2019;

•

the performance-based restricted stock award granted to Mr. Barton on February 12, 2016 pursuant to the Company’s 2008 Stock Option and Stock Incentive Plan (the “2008 Plan”) will continue to vest after the Separation Date in accordance with the provisions of such award as if Mr. Barton had remained employed with the Company and dependent upon the extent that the performance measures applicable to such award are satisfied as certified by the Compensation Committee of the Board of Directors during the first quarter of fiscal 2019, calculated in a similar manner as those of other executives; and

•

the Company will enter into a Consulting Services Agreement with Mr. Barton pursuant to which Mr. Barton will provide consulting services to the Company through December 31, 2019 in exchange for a consulting fee of $50,000 per quarter.

In addition, all outstanding stock options held by Mr. Barton under the 2008 Plan which have not vested as of the Separation Date will accelerate and vest immediately as of such date. All of such options will, to the extent not exercised, terminate 30 days after the Separation Date. All performance-based restricted stock awards issued to Mr. Barton in 2017 and in 2018 will be forfeited as of the Separation Date.

The Transition Agreement also contains a release of claims provision. Mr. Barton has seven (7) days in which to revoke his acceptance of the Transition Agreement.

The foregoing description of the Transition Agreement is not complete and is qualified in its entirety by reference to the complete text of this agreement, a copy of which is filed as an exhibit to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Transition Agreement by and between Mathias J. Barton and the Company dated as of October 25, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORMAN PRODUCTS, INC.

Date: October 30, 2018	By:	/s/ Michael P. Ginnetti
		Name:	Michael P. Ginnetti
		Title:	Interim Chief Financial Officer